EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
St. Francis Capital Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

Our report refers to a change in the method of accounting for goodwill in fiscal 2002.



                                                 /s/ KPMG LLP


Milwaukee, Wisconsin
September 9, 2003